Exhibit 99.1
675 Cochrane Drive, West Tower, Suite 630, Markham, Ontario, L3R 0B8, Canada
Tel: 1.416.246.9997 Fax: 1.866.280.5239 www.kalloinc.ca

FOR IMMEDIATE RELEASE

Kallo Inc: Guinea Taking Holistic Approach to Infectious Disease Control

NEW YORK, NY - June 23, 2015, Kallo Inc., (OTC QB: KALLO) – In a press release dated at Conakry, June 19, 2015, the Minister of Health and Public Hygiene, Hon. Dr. Rémy LAMAH, emphasized the necessity of a holistic approach to address the control of infectious diseases like Ebola and that Guinea's partner, Kallo Inc. is the only organization that offers such an approach.  He added, in support of this decisive statement, "KALLO Inc.'s solution consists of an integrated healthcare platform that includes, polyclinics, mobile clinics, hospitals, patient and staff transportation, medical equipment, education, training and digitally enabled clinical systems all supported by command centers both in-country and at KALLO Inc.'s headquarters in Canada.

The Minister expressed his country's delight to work with KALLO to build and strengthen Guinea's healthcare infrastructure and "to ensure our doctors, nurses and caregivers are trained to treat and contain the spread of infectious diseases in the country.  He said, "KALLO Inc's healthcare platforms will help us to be better prepared to address the outbreak of infectious diseases with confidence.

About Kallo Inc.
Kallo offers a comprehensive healthcare delivery program dedicated to providing the most technologically advanced, innovative healthcare solution that is customized to the requirements of each country, including effective infectious disease management and customized Education and Training programs. The company's technology suite transforms healthcare delivery via rural healthcare, disease management, clinical globalization and eHealth solutions. For more information on Kallo and ongoing business developments, please visit www.kalloinc.ca

Notice regarding Forward-looking statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes", "expects", "anticipate" or similar expressions. Such forward looking-statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

CONTACT:         Media Contact:
John Cecil
416 246 9997
http://www.kalloinc.ca